                                                                    EXHIBIT 23.2

                 CONSENT OF INDEPENDENT OIL AND GAS CONSULTANTS



SWIFT ENERGY COMPANY

We hereby consent to the incorporation by reference into the S-4 Registration Statement for Swift Energy Company, including the three proxy statements forming a part thereof for Swift Energy Managed Pension Assets 1988-A, Ltd., Swift Energy Income Partners 1989-B, Ltd., and Swift Energy Pension Partners 1993-B, Ltd., of our letters dated April 17, 1998, titled "Fair Market Value Opinion as of December 31, 1997" for each of the three aforementioned partnerships.

Any distribution or publication of a letter must include the letter in its entirety.



                                               H.J. GRUY AND ASSOCIATES, INC.


                                               /s/ James H. Hartsock
                                               James H. Hartsock, Ph.D., P.E.
                                               Executive Vice President


Houston, Texas
April 17, 1998